Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-258708, 333-262804, 333-262807, 333-262812, 333-263557, 333-262809, 333-236436, 333-236431, 333-263743, 333-236443, 333-265008 and 333-262805) of Equitable Financial Life Insurance Company of our report dated February 21, 2023 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 21, 2023